Exhibit 1.1

EXECUTION VERSION

Alliant Energy Corporation

Common Stock

Underwriting Agreement

December 13, 2018

Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Alliant Energy Corporation, a Wisconsin corporation (the “Company”), confirms its agreement with the Underwriters named in Schedule I hereto (the “Underwriters”), subject to the terms and conditions stated in this agreement (this “Agreement”), in connection with (a) subject to Section 10 hereof, the sale (the “Forward Sale”) by Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, each, a “Forward Seller” and collectively, the “Forward Sellers”) of the number of shares of Common Stock, par value $0.01, of the Company (the “Common Stock”), to be sold by the Forward Sellers as set forth under the headings “Number of Forward Underwritten Shares to be Purchased from Goldman” and “Number of Forward Underwritten Shares to be Purchased from BAML” on Schedule I hereto (collectively, the “Forward Underwritten Shares”) and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Forward Underwritten Shares sold to each of them by the respective Forward Sellers as set forth under such headings in such Schedule and (b) the grant by the Company to the several Underwriters of the option described in Section 3(a)(iii) hereof to purchase all or any portion of an additional 1,090,300 shares of Common Stock (the “Option Shares”).

In connection with the Forward Sale, each of Goldman Sachs & Co. LLC and Bank of America, N.A., in its capacity as a party to a Forward Sale Agreement (as defined herein) (as such, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), has entered into a confirmation of forward sale, dated December 13, 2018 (collectively, the “Forward Sale Agreements”), with the Company, relating to the forward sale by the Company, subject to the terms and conditions of the Forward Sale Agreements, including the Company’s right to elect Cash Settlement or Net Share Settlement (each as defined in the Forward Sale Agreements), and the purchase by each Forward Purchaser of the number of shares of Common Stock set forth opposite such Forward Purchaser’s (or its affiliate’s) name under the heading “Number of Shares to be Purchased” on Schedule II hereto (such shares, the “Forward Settlement Shares”).

The Forward Underwritten Shares and any Company Top-Up Underwritten Shares (as defined herein) are hereinafter collectively referred to as the “Firm Shares.” Any Option Shares sold to the Underwriters by the Forward Sellers pursuant to Section 3(a)(iii) hereof upon exercise of the option described in Section 3(a)(iii) hereof are herein referred to as the “Forward Option Shares,” and any Option Shares sold to the Underwriters by the Company pursuant to Section 3(a)(v) hereof upon exercise of such option, together with any Company Top-Up Option Shares (as defined herein), are herein referred to as the “Company Option Shares.” The Company Top-Up Underwritten Shares and the Company Option Shares are hereinafter collectively referred to as the “Primary Shares.” The Forward Underwritten Shares and the Forward Option Shares are hereinafter collectively referred to as the “Forward Shares.” The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” This Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements (as defined herein) are hereinafter collectively referred to as the “Transaction Documents.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters, the Forward Sellers and the Forward Purchasers that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-222076) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 8(b));

(c) For the purposes of this Agreement, the “Applicable Time” is 6:30 pm (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of each Closing Date (as defined in Section 3(g) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The description of regulatory matters to which the Company is subject, as disclosed in the Company’s filings with the Commission under the Exchange Act and as incorporated by reference into the Registration Statement, is true and correct in all material respects, except to the extent such description in any specific filing has been superseded, updated or supplemented by such description in a subsequent filing under the Exchange Act made prior to the date hereof and incorporated by reference into the Registration Statement or by such description in the Prospectus or any Issuer Free Writing Prospectus;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) The historical consolidated financial statements of the Company and its consolidated subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of income, changes in common equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules included in the Registration Statement, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the summary consolidated financial information included in the Prospectus and any Issuer Free Writing Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement. The other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are accurate and fairly presented in all material respects, and prepared on a basis consistent with such financial statements and the books and records of the Company and its consolidated subsidiaries. No other financial statements are required by the Act or the Exchange Act to be included or incorporated by reference in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus;

(g) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, except as otherwise stated therein: (i) there has not been any change in the capital stock (other than shares of Common Stock issued or delivered pursuant to equity incentive, compensation and/or employee benefit plans of the Company and its consolidated subsidiaries (the “Company Stock Plans”) referred to in the Registration Statement and the Prospectus or upon the conversion, vesting or exercise of options, rights and other securities granted thereunder, the issuance of Shares pursuant to this Agreement or any of the Transaction Documents, and the issuance of shares of Common Stock pursuant to the Company’s Shareowner Direct Plan or other dividend reinvestment plan referred to in the Registration Statement and the Prospectus) or short-term or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business); (ii) there has been no material adverse change in the condition, financial or otherwise, earnings or business affairs of the Company and its consolidated subsidiaries considered as one enterprise or on the performance by the Company of its obligations under this Agreement or any Transaction Document, whether or not arising in the ordinary course of business, nor have there been any developments involving a prospective material adverse change of the Company and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (iii) there have been no transactions entered into by the Company or any of its consolidated subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its consolidated subsidiaries considered as one enterprise; and (iv) except for regular dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(h) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

(i) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) is listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (each such subsidiary shall be referred to herein as a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”). Each Significant Subsidiary has been duly organized and is validly existing as a corporation or a limited liability company under the laws of the jurisdiction of its formation, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each foreign jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the outstanding equity interests of each such Significant Subsidiary have been duly authorized and validly issued and, except for 8,000,000 shares of Interstate Power and Light Company’s 5.100% Series D Cumulative Preferred Stock, all of the issued and outstanding shares of the capital stock of each such Significant Subsidiary are owned by the Company, free and clear of any security interest, mortgage, pledge or lien that reasonably would be expected to result in a Material Adverse Effect. None of the outstanding equity interests of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any other holder of equity interests of such Significant Subsidiary that reasonably would be expected to result in a Material Adverse Effect. The only subsidiaries of the Company are (i) the Significant Subsidiaries and (ii) certain other subsidiaries which do not constitute a “significant subsidiary” of the Company as defined in Rule 1-02 of Regulation S-X;

(j) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; except (i) as described in or expressly contemplated by the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and (ii) for options, restricted stock and performance shares and other awards granted pursuant to the Company Stock Plans, there are no outstanding rights (including, without limitation, preemptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its consolidated subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company and the Company’s charter and bylaws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus; and all the outstanding shares of capital stock or other equity interests of each consolidated subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (each, a “Lien”), other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is a “holding company” as defined under the Public Utility Holding Company Act of 2005;

(k) With respect to the stock options, if any (the “Stock Options”), granted pursuant to the Company Stock Plans, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies; (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; (iii) each such grant was made in accordance in all material respects with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the listing exchange for the Common Stock (the “Exchange”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects;

(l) The Company has all requisite corporate power and authority to execute and deliver this Agreement and any Transaction Document and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and any Transaction Document and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Transaction Document, such action will have been duly and validly authorized);

(m) This Agreement and the Forward Sale Agreements have been duly authorized, executed and delivered by the Company and any Additional Forward Sale Agreements will be duly authorized, executed and delivered by the Company at the time of their execution and delivery, and assuming due authorization, execution and delivery of such Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, by the Forward Purchasers, each of such Forward Sale Agreements and such Additional Forward Sale Agreements will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(n) The Primary Shares to be issued and sold by the Company hereunder or under any Transaction Document (i) have been duly authorized by the Company and reserved for issuance and, when issued, sold and delivered and paid for in the manner provided for herein or in any Transaction Document, as the case may be, will be duly and validly issued, (ii) will be fully paid and nonassessable and (iii) will conform to the description thereof in the Registration Statement, the Prospectus, and any Issuer Free Writing Prospectus. The issuance, sale and delivery thereof will not be subject to any preemptive or similar rights. The maximum number of Forward Settlement Shares deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as the case may be) or otherwise, (i) have been duly authorized by the Company and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or Additional Forward Sale Agreements, as the case may be, will be duly and validly issued, (ii) will be fully paid and non-assessable and (iii) will conform to the description thereof in the Registration Statement, the Prospectus, and any Issuer Free Writing Prospectus. The issuance, sale and delivery thereof will not be subject to any preemptive or similar rights. No holder of the Shares will be subject to personal liability by reason of being such a holder;

(o) This Agreement conforms and each Transaction Document will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus;

(p) Neither the Company nor any of its consolidated subsidiaries is (i) in violation of its charter or by-laws; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject (collectively, “Agreements and Instruments”) except for any such defaults with respect to this clause (ii) that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and any Transaction Document, the consummation of the transactions contemplated herein, in the Transaction Documents and in the Registration Statement (including the issuance and sale of the Shares and the Forward Settlement Shares and the use of proceeds from the sale of the Shares and the Forward Settlement Shares as described in the Prospectus), and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its consolidated subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of (A) the charter or bylaws of the Company or any of its consolidated subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its consolidated subsidiaries or any of their assets, properties or operations, except for any such violations with respect to this clause (B) as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its consolidated subsidiaries;

(q) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or any Transaction Document, the consummation of the transactions contemplated by this Agreement or any Transaction Document, except (i) such as have been already obtained, (ii) such as may be required under the Act or state securities laws, and (iii) such consents, approvals or authorizations as may be required under the rules of the Exchange or the rules of the Financial Industry Regulatory Authority (“FINRA”);

(r) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock and under the caption “Underwriting (Conflicts of Interest),” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; provided, however, that this representation and warranty shall not apply to statements made under the caption “Underwriting (Conflicts of Interest)” in reliance upon and in conformity with the Underwriter Information;

(s) Except as described in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its consolidated subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect (i) the properties or assets of the Company and its consolidated subsidiaries or (ii) the consummation of the transactions contemplated by this Agreement or any Transaction Document, or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its consolidated subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business of the Company and its consolidated subsidiaries, could not reasonably be expected to result in a Material Adverse Effect. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares;

(t) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus, or the documents incorporated by reference therein or to be filed as exhibits thereto, which have not been so described and filed as required, except for this Agreement, the Forward Sale Agreements and an opinion of Perkins Coie LLP with respect to the validity of the Shares, which shall be filed with the Commission as exhibits to a Current Report on Form 8-K, in accordance with the Exchange Act;

(u) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(v) Deloitte & Touche LLP, which has audited certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited financial statements of the Company and its consolidated subsidiaries and related schedules included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(w) The Company and its consolidated subsidiaries have good and marketable title to all real property owned by the Company and its consolidated subsidiaries and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its consolidated subsidiaries; and all of the leases and subleases material to the business of the Company and its consolidated subsidiaries, considered as one enterprise, and under which the Company or any of its consolidated subsidiaries holds properties described in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus are in full force and effect, and neither the Company nor any of its consolidated subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its consolidated subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its consolidated subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect;

(x) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, security holders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in any Issuer Free Writing Prospectus;

(y) The Company is not and, upon the issuance and sale of the Shares and the Forward Settlement Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and as a result of and after giving effect to the transactions contemplated by the Transaction Documents, including, without limitation, (i) the issuance, sale and delivery of any Primary Shares and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements and the application of the proceeds therefrom upon such settlement, in each case, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(z) The Company and its consolidated subsidiaries have paid all federal, state, local and foreign taxes (other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) that, if not paid, would not have a Material Adverse Effect) and filed (or obtained extensions with respect to) all tax returns required to be paid or filed; and except as otherwise disclosed in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its consolidated subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect;

(aa) The Company and its consolidated subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign governmental or regulatory agencies or bodies necessary to conduct the businesses now operated by them in the manner described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, except where the failure to possess any such Governmental Licenses would not have a Material Adverse Effect. The Company and its consolidated subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its consolidated subsidiaries has received any notice of proceedings related to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(bb) No labor dispute with the employees of the Company or any of its consolidated subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its consolidated subsidiaries’ respective principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect;

(cc) Except as described in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its consolidated subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its consolidated subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its consolidated subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its consolidated subsidiaries relating to Hazardous Materials or any Environmental Laws;

(dd) Except for noncompliance that could not reasonably be expected to result in a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair value of the assets of each Plan and the benefit obligations accrued under such Plan have been properly accounted for in accordance with GAAP on the financial statements of the Company and its consolidated subsidiaries; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan. To the knowledge of the Company, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its consolidated subsidiaries in the current fiscal year of the Company and its consolidated subsidiaries compared to the amount of such contributions made in the Company and its consolidated subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its consolidated subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its consolidated subsidiaries’ most recently completed fiscal year;

(ee) The Company together with its consolidated subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ff) The Company together with its consolidated subsidiaries employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure;

(gg) The Company and its consolidated subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its consolidated subsidiaries and their respective businesses; and neither the Company nor any of its consolidated subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(hh) Neither the Company nor any of its consolidated subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its consolidated subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to domestic political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed to, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance with all applicable anti-bribery and anti-corruption laws;

(ii) The operations of the Company and its consolidated subsidiaries are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its consolidated subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules or regulations issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(jj) Neither the Company nor any of its consolidated subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its consolidated subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its consolidated subsidiaries located, organized or resident in a country or territory that is currently the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country” and together, the “Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. As of the date hereof, the Company and its consolidated subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any of the Sanctioned Countries;

(kk) Except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, no consolidated subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company;

(ll) Neither the Company nor any of its consolidated subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Transaction Document) that would give rise to a valid claim against the Company or any of its consolidated subsidiaries or the Underwriters, the Forward Sellers or the Forward Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(mm) No person has the right to require the Company or any of its consolidated subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares;

(nn) Neither the Company nor any consolidated subsidiary or affiliate of the Company has taken nor will the Company or any consolidated subsidiary or affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(oo) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(pp) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(qq) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(rr) All of the Shares and the Forward Settlement Shares that have been or may be sold under this Agreement and any Transaction Document have been approved for listing, subject only to official notice of issuance, on the Exchange;

(ss) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to any Underwriter, Forward Seller or Forward Purchaser or to counsel to any such Underwriter, Forward Seller or Forward Purchaser pursuant to or in connection with this Agreement or any Transaction Document shall be deemed a representation and warranty by the Company to such Underwriter, Forward Seller or Forward Purchaser as to the matters covered thereby; and

(tt) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2. Each Forward Seller represents and warrants to each Underwriter and the Company as of the date hereof and as of the applicable Closing Date as follows:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller, and, as of the applicable Closing Date, such Forward Seller will have the full right, power and authority to sell, transfer and deliver the Forward Underwritten Shares or the Forward Option Shares, as the case may be, that it is required to sell, transfer and deliver to the extent that it is required to transfer such Forward Underwritten Shares or such Forward Option Shares hereunder;

(b) The Forward Sale Agreement entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser has been, and any Additional Forward Sale Agreement entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser will be, duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of such Forward Sale Agreement or such Additional Forward Sale Agreement, as the case may be, by the Company, each of such Forward Sale Agreement and such Additional Forward Sale Agreement will constitute a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(c) Such Forward Seller, at the applicable Closing Date, will have the free and unqualified right to transfer the number of Forward Underwritten Shares or Forward Option Shares, as the case may be, that it is required to deliver to the extent that it is required to transfer such Forward Underwritten Shares or Forward Option Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Forward Underwritten Shares or Forward Option Shares and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Forward Underwritten Shares or Forward Option Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

3.

(a) Subject to the terms and conditions herein set forth,

(i) each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each such Underwriter shall purchase from such Forward Seller, severally and not jointly, at a price per share of $44.33 (the “Purchase Price”), that number of Forward Underwritten Shares set forth on Schedule I opposite the name of such Underwriter in the column pertaining to such Forward Seller;

(ii) the Company agrees to issue and sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Purchase Price, a number of Company Top-Up Underwritten Shares, if any, that bears the same proportion to the total number of Company Top-Up Underwritten Shares as the number of Forward Underwritten Shares set forth on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine);

(iii) the Company hereby grants to the Underwriters the right to purchase at their election up to 1,090,300 Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Option Purchase Price”). Any such election to purchase Option Shares may be exercised in whole or in part at one or more times only by written notice from the Underwriters to the Company (each, an “Option Notice”), given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Shares as to which the Underwriters are then exercising the option and the time and date on which such Option Shares are to be delivered, as determined by the Underwriters but in no event earlier than the Initial Closing Date (as defined herein) or, unless the Underwriters and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such Option Notice. The Company may, in its sole discretion, within one business day after such Option Notice is given, execute and deliver to each of the Forward Sellers an additional letter agreement substantially in the form attached hereto as Annex I between the Company and such Forward Seller (as a Forward Purchaser) or its affiliated Forward Purchaser (each, an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the terms and conditions of such Additional Forward Sale Agreement, including the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock that bears the same proportion to the total number of Option Shares set forth in such Option Notice as the number of shares of Common Stock set forth on Schedule II hereto opposite the name of such Forward Purchaser bears to the total number of shares of Common Stock on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine). Upon the Company’s execution and delivery to the Forward Sellers of each such Additional Forward Sale Agreement, each Forward Purchaser shall promptly execute and deliver its Additional Forward Sale Agreement to the Company. Upon such execution and delivery to the Company, each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter shall purchase from such Forward Seller, severally and not jointly, at the Option Purchase Price, a number of Forward Option Shares that bears the same proportion to the total number of Forward Option Shares underlying the Additional Forward Sale Agreement as the number of Forward Underwritten Shares set forth on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine);

(iv) the Company agrees to issue and sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Company Top-Up Option Shares, if any, that bears the same proportion to the total number of Company Top-Up Option Shares as the number of Forward Underwritten Shares set forth on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine); and

(v) if the Company does not timely execute and deliver one or more Additional Forward Sale Agreements pursuant to clause (iii) above, then the Company agrees to issue and sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Option Shares underlying the Additional Forward Sale Agreement(s) that were not so executed and delivered that bears the same proportion to the total number of such Option Shares as the number of Forward Underwritten Shares set forth on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine).

(b) If with respect to the Forward Underwritten Shares underlying any Forward Sale Agreement (i) any of the conditions to effectiveness of such Forward Sale Agreement set forth therein have not been satisfied at the Initial Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Initial Closing Date or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Initial Closing Date (clauses (i) through (iii) of this Section 3(b), together, the “Conditions”), the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Forward Underwritten Shares otherwise deliverable by such Forward Seller hereunder. In addition, if in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) on or prior to 9:00 a.m. New York City time on the Initial Closing Date, it or its affiliate is unable to borrow and deliver for sale under this Agreement the full number of shares of Common Stock equal to the number of Forward Underwritten Shares otherwise deliverable by its affiliated Forward Seller or (B) it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then such Forward Seller shall only be required to deliver for sale to the Underwriters at the Initial Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee, which, for the avoidance of doubt, may be zero.

(c) If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 3(a)(iii) hereof, and if with respect to the Forward Option Shares underlying such Additional Forward Sale Agreement (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein have not been satisfied at the related Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to such Option Closing Date or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to such Option Closing Date (clauses (i) through (iii) of this Section 3(c), together, the “Additional Conditions”), the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Forward Option Shares otherwise deliverable by such Forward Seller hereunder. In addition, if in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) on or prior to 9:00 a.m. New York City time on the Option Closing Date, it or its affiliate is unable to borrow and deliver for sale under this Agreement the full number of shares of Common Stock equal to the number of Forward Option Shares otherwise deliverable by its affiliated Forward Seller or (B) it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then such Forward Seller shall only be required to deliver for sale to the Underwriters at such Option Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee, which, for the avoidance of doubt, may be zero.

(d) If a Forward Seller elects pursuant to Section 3(b) or 3(c) hereof (in the event that the Forward Purchasers have entered into Additional Forward Sale Agreements with the Company pursuant to Section 3(a)(iii) hereof) not to borrow and deliver for sale to the Underwriters at the applicable Closing Date the total number of Forward Underwritten Shares or Forward Option Shares, respectively, otherwise deliverable by it hereunder, then such Forward Seller shall notify the Company no later than 5:00 p.m., New York City time, on the business day immediately preceding such Closing Date.

(e) Payment for the Firm Shares to be sold hereunder shall be made to the applicable Forward Seller, in the case of the Forward Underwritten Shares, and to the Company, in the case of any Company Top-Up Underwritten Shares, by wire transfer in immediately available funds to the account specified by the applicable Forward Seller to the Underwriters, in the case of the Forward Underwritten Shares, and to the account specified by the Company to the Underwriters, in the case of any Company Top-Up Underwritten Shares, at the offices of Gibson, Dunn & Crutcher, LLP, 200 Park Avenue, New York, NY 10166, New York City time, on December 17, 2018 or at such other time on the same or such other day as shall be agreed upon by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, or as may be established in accordance with Section 9 hereof. The hour and date of such delivery and payment are herein called the “Initial Closing Date.”

(f) Payment for the Firm Shares to be purchased on the Initial Closing Date shall be made against delivery of the Forward Underwritten Shares (by the Forward Sellers) and any Company Top-Up Underwritten Shares (by the Company) to the Underwriters for their respective accounts on the Initial Closing Date with any transfer taxes payable in connection with such sale of such Shares duly paid by the Company. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct.

(g) Payment for the Option Shares to be sold hereunder shall be made to the Forward Sellers, in the case of the Forward Option Shares, and to the Company, in the case of any Company Option Shares, by wire transfer in immediately available funds to the account specified by the applicable Forward Seller to the Underwriters, in the case of the Forward Option Shares, and to the account specified by the Company to the Underwriters, in the case of any Company Option Shares at such time, place and date as specified by the Underwriters in the Option Notice (if not the Initial Closing Date, the “Option Closing Date”). Each of the Initial Closing Date and any Option Closing Date shall be referred to herein as a “Closing Date.”

(h) Payment for the Option Shares shall be made against delivery of the Forward Option Shares (by the Forward Sellers) and any Company Option Shares (by the Company) to the Underwriters for their respective accounts on the Option Closing Date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Option Shares shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

(i) The Company understands that the Underwriters intend to make a public offering of the Forward Underwritten Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Forward Underwritten Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Forward Underwritten Shares to or through any affiliate of an Underwriter.

4. The Company agrees with each of the Underwriters, the Forward Purchasers and the Forward Sellers:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Closing Date which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it not otherwise so subject;

(e) Prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters, the Forward Sellers and the Forward Purchasers with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter, Forward Seller and Forward Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter, Forward Seller or Forward Purchaser is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, Forward Seller or Forward Purchaser, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the

Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters, other than (A) the Primary Shares to be sold hereunder and any shares of Common Stock that may be issued and delivered pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements; (B) any shares of Common Stock issued upon the exercise of options granted under Company Stock Plans or upon the vesting of restricted stock units or performance restricted stock units granted under Company Stock Plans; (C) the grant of restricted stock unit or performance restricted stock unit awards under Company Stock Plan; and (D) the issuance of shares of Common Stock pursuant to Company Stock Plans or the Company’s Shareowner Direct Plan or 401(k) Savings Plan;

(h) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) To use the net proceeds received by it from the sale of any Primary Shares and the maximum number of Forward Settlement Shares issued and sold pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use its best efforts to list any Primary Shares to be delivered on the applicable Closing Date, and the maximum number of Forward Settlement Shares issuable and deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) or otherwise on the Exchange; and

(k) Upon request of any Underwriter, Forward Purchaser or Forward Seller, to furnish, or cause to be furnished, to such requesting party an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such requesting party for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

5.

(a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter, Forward Purchaser and Forward Seller represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter, Forward Purchaser and Forward Seller an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

6. The Company covenants and agrees with the several Underwriters, the Forward Sellers and the Forward Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(d) hereof, including the reasonable and documented fees and disbursements of a single outside counsel for the Underwriters, the Forward Sellers and the Forward Purchasers in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares (including the maximum number of Forward Settlement Shares deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) or otherwise) on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters, the Forward Sellers and the Forward Purchasers in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing the Shares; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 12 hereof, the Underwriters, the Forward Purchasers and the Forward Sellers will pay all of their own respective costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters, the Forward Purchasers and the Forward Sellers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and each Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Gibson, Dunn & Crutcher, LLP, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, shall have furnished to you such written opinion or opinions, dated as of the applicable Closing Date, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Perkins Coie LLP, counsel for the Company, shall have furnished to you their written opinion, dated as of the applicable Closing Date, in form and substance satisfactory to you to the effect set forth in Annex II (it being understood that such opinion will be subject to reasonable and customary assumptions, qualifications and exclusions);

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Closing Date, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters, the Forward Purchasers or the Forward Sellers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Company shall have complied with the provisions of Section 4(e) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement;

(i) The Primary Shares to be delivered on the applicable Closing Date, and the maximum number of Forward Settlement Shares issuable and deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) or otherwise, shall have been approved for listing on the Exchange, subject only to official notice of issuance;

(j) The Company has obtained and delivered to the Underwriters, the Forward Purchasers and the Forward Sellers executed copies of an agreement from the executive officers and directors of the Company, substantially to the effect set forth in Section 4(g) hereof in form and substance satisfactory to you;

(k) The Company shall have furnished or caused to be furnished to you at each Closing Date certificates of two officers of the Company satisfactory to you (one of whom shall be the chief financial officer or other senior financial officer) as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and

(l) The Forward Sale Agreements shall be in full force and effect at the Initial Closing Date and any Additional Forward Sale Agreements shall be in full force and effect at the related Option Closing Date.

8. (a) The Company will indemnify and hold harmless each Underwriter, Forward Seller and Forward Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, Forward Seller or Forward Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, Forward Seller and Forward Purchaser for any legal or other expenses reasonably incurred by such Underwriter, Forward Seller or Forward Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, Forward Seller and Forward Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter, Forward Seller or Forward Purchaser, as applicable, and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter, Forward Seller or Forward Purchaser expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter, Forward Seller or Forward Purchaser consists of the following information in the Prospectus furnished on behalf of each Underwriter, Forward Seller and Forward Purchaser: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information contained in the second paragraph under the heading “Price Stabilization and Short Positions” under the caption “Underwriting (Conflicts of Interest)”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, the Forward Sellers and the Forward Purchasers, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters, the Forward Sellers and the Forward Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), none of any Underwriter, Forward Seller or Forward Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter, Forward Seller or Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’, the Forward Sellers’ and the Forward Purchasers’ respective obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter, Forward Seller and Forward Purchaser, each person, if any, who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, Forward Seller or Forward Purchaser; and the obligations of the Underwriters, the Forward Sellers and the Forward Purchasers under this Section 8 shall be in addition to any liability which the respective Underwriters, Forward Sellers and Forward Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its respective obligation to purchase the Shares which it has agreed to purchase hereunder at a Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its respective default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the applicable Closing Date, the obligations of the Underwriters to purchase and of the Company to issue and sell the Option Shares), shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its respective default.

10.

(a) If in respect of any Forward Sale Agreement and/or any Additional Forward Sale Agreement, as applicable (i) all the Conditions are not satisfied on or prior to the Initial Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 3(a)(iii) hereof, all the Additional Conditions are not satisfied on or prior to the related Option Closing Date, if any, as the case may be, and the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement and/or Additional Forward Sale Agreement, as applicable, elects, pursuant to Section 3(b) or 3(c) hereof, as the case may be, not to deliver the Forward Underwritten Shares or the Forward Option Shares, as applicable, otherwise deliverable by such Forward Seller, (ii) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to borrow and deliver for sale under this Agreement the full number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by its affiliated Forward Seller hereunder or (iii) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 3(a)(ii) or 3(a)(iv) hereof, as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Forward Underwritten Shares or Forward Option Shares, as the case may be, that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Underwriters shall have the right to postpone the Initial Closing Date or the related Option Closing Date, as the case may be, for a period not exceeding two business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 10 in lieu of Forward Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 10(a) in lieu of Forward Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b) No Forward Purchaser or Forward Seller shall have any liability whatsoever for any Forward Shares underlying its Forward Sale Agreement and/or any Additional Forward Sale Agreement, as applicable, that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Initial Closing Date, in the case of Forward Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the related Option Closing Date, in the case of Forward Option Shares, (ii) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by its affiliated Forward Seller hereunder or (iii) in such Forward

Purchaser’s commercially reasonable judgment, it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, and in the case of (i), (ii) or (iii), such Forward Seller elects, pursuant to Section 3(b) or 3(c) hereof, as the case may be, not to deliver and sell to the Underwriters the Forward Underwritten Shares or the Forward Option Shares, as applicable, (or a portion thereof) otherwise deliverable by such Forward Seller.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, the Forward Sellers and the Forward Purchasers as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, Forward Seller or Forward Purchaser or any controlling person of any such party, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter, Forward Seller or Forward Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters, the Forward Sellers and the Forward Purchasers through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters, the Forward Sellers and the Forward Purchasers in making preparations for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, the Forward Sellers and the Forward Purchasers and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter, the Forward Seller and the Forward Purchaser made or given by you.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Christine Reemer, Facsimile No. (415) 835-2514. Notices to the Forward Purchasers shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department and Bank of America N.A. c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Christine Reemer, Facsimile No. (646) 855-3703. Notices to the Company shall be given to Alliant Energy Corporation, 4902 North Biltmore Lane, Madison, Wisconsin 53718, Attn: Treasurer (email: robertdurian@alliantenergy.com). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Forward Sellers, the Forward Purchasers and the Company and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, Forward Seller or Forward Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter, Forward Seller or Forward Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, the Forward Sellers and the Forward Purchasers on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter, Forward Seller or Forward Purchaser, as applicable, is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter, Forward Seller or Forward Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Seller or Forward Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, the Forward Sellers or the Forward Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, the Forward Sellers or the Forward Purchasers, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters, the Forward Sellers and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Forward Sellers and the Forward Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Alliant Energy Corporation

By:	/s/ Robert J. Durian
	Name:	Robert J. Durian
	Title:	Senior Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Jason Satsky
Name: Jason Satsky
Title: Managing Director

[Signature Page to Underwriting Agreement]

Goldman Sachs & Co. LLC
in its capacity as a Forward Seller

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
in its capacity as a Forward Seller

By:	/s/ Jason Satsky
Name: Jason Satsky
Title: Managing Director

[Signature Page to Underwriting Agreement]

Goldman Sachs & Co. LLC
in its capacity as a Forward Purchaser

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

Bank of America, N.A.
in its capacity as a Forward Purchaser

By:	/s/ Jason Satsky
Name: Jason Satsky
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Forward Underwritten Shares to be Purchased from Goldman Sachs	Number of Forward Underwritten Shares to be Purchased from BAML
Goldman Sachs & Co. LLC	1,817,169	1,817,168
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,817,168	1,817,168

Total	3,634,337	3,634,336

SCHEDULE II

Names of Forward Purchasers	Number of Shares to be Purchased
Goldman Sachs & Co. LLC	3,634,337
Bank of America, N.A.	3,634,336

Total	7,268,673

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated December 13, 2018

(b) Additional Documents Incorporated by Reference:

None

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The number of Shares offered by the Forward Sellers: 7,268,673

The number of Shares that the Underwriters have the option to purchase: 1,090,300

The initial public offering price per share for the Shares is $44.85.

The purchase price per share for the Shares is $44.33.

ANNEX I

Forward Sale Agreement

(Attached)

[GOLDMAN SACHS & CO. LLC | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL: (212) 902-1000][BANK OF AMERICA, N.A. | ONE BRYANT PARK | NEW YORK , NEW YORK 10036]1

Opening Transaction

To:	Alliant Energy Corporation 4902 N. Biltmore Lane Madison, WI 53718

From:	[Goldman Sachs & Co. LLC][Bank of America, N.A.]

Re:	Issuer Share Forward Sale Transaction

Date:	[ ], 2018

Dear Sir(s):

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [Goldman Sachs & Co. LLC][Bank of America, N.A.] (“Dealer”) and Alliant Energy Corporation (“Counterparty”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.

This Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, the Transaction will be deemed to be a Share Forward Transaction.

This Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “first”; and (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Counterparty with a “Threshold Amount” of: a) with respect to Dealer, 3% of the Shareholder’s Equity of [Bank of America Corporation]2 [Goldman Sachs Group Inc.]3 (with the term “Shareholder’s Equity” defined to mean an amount equal to total assets minus total liabilities, as reflected on its most recent unaudited semi-annual or audited annual financial statements (whichever is more recent); and b) with respect to Counterparty, USD100 million; provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof and (y) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”). All provisions contained in the Agreement are incorporated into and shall govern this Confirmation except as expressly modified below. This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

[1]	Insert for relevant Dealer.
[2]	Insert in BANA Confirm.
[3]	Insert in GS Confirm.

The Transaction hereunder shall be the sole Transaction under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or any of its Affiliates are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; and (iii) the Agreement.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[ ], 2018[4]

Effective Date:	[ ], 2018[5] (the “Scheduled Effective Date”), or such later date on which the conditions set forth in Section 3 of this Confirmation shall have been satisfied.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	[ ], 2019 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, par value $.01 per Share, of Counterparty (Ticker: “LNT”)

Number of Shares:	Initially, (x) if no Initial Hedging Disruption (as defined below) occurs, [ ][6] Shares (the “Full Number of Shares”) or (y) if an Initial Hedging Disruption occurs, the Reduced Number of Shares (as defined below), in each case, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

[4]

Insert date the Underwriters (as defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as defined in the Underwriting Agreement) pursuant to Section 2(c) of the Underwriting Agreement.

[5]	Insert the Option Closing Date (as defined in the Underwriting Agreement) for the Forward Option Shares (as defined in the Underwriting Agreement) to which this Confirmation relates.
[6]

Insert the number of Forward Option Shares (as defined in the Underwriting Agreement) to be sold by the relevant Dealer to the Underwriters (as defined in the Underwriting Agreement) pursuant to Section 2(c) of the Underwriting Agreement.

Annex I - 1

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:	On the Effective Date, USD[ ][7], and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date on or after the Effective Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, the USD-Federal Funds Rate minus the Spread.

Spread:	0.75%.

USD-Federal Funds Rate:	For any day, the rate set forth for the Currency Business Day immediately preceding such day opposite the caption “Federal funds”, as such rate is displayed on the page “FEDL01 Index <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Forward Price Reduction Dates:	As set forth on Annex B.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Annex B.

Dealer Actions:	Unless otherwise provided for by this Confirmation, whenever Dealer is required or permitted to act or to exercise judgment in any way or to make any determinations in respect of this Transaction, it will do so in good faith and in a commercially reasonable manner.

Valuation:

Valuation Date:	For any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement, each day on which Dealer (or its agent or affiliate) purchases Shares in the market to unwind its hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.

[7]	To be the public offering price minus the underwriting discount for the Forward Option Shares (as defined in the Underwriting Agreement).

Annex I - 2

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Settlement Terms:

Settlement:	Any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of the Transaction.

Settlement Notice:	Subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of the Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 50th Scheduled Trading Day immediately preceding the Maturity Date) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares as of the Maturity Date (provided that if the Maturity Date occurs during the period from, and including, the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement to, and including, the related Relevant Settlement Date, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Undesignated Shares:	As of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	Applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section

Annex I - 3

101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A)  to all of the Settlement Shares designated in such Settlement Notice if, at any time from, and including, the date such Settlement Notice is received by Dealer to, and including the related First Unwind Date, (I) the trading price per Share on the Exchange (as determined by Dealer) is below USD[    ][8] (the “Threshold Price”) or (II) Dealer determines that it would be unable to purchase a number of Shares in the market sufficient to unwind its hedge position in respect of (i) the portion of the Transaction represented by such Settlement Shares and (ii) the portion of the “Transaction” represented by any “Settlement Shares” each as defined under the confirmation dated December 13, 2018 between Dealer and Counterparty relating to a substantially identical forward transaction (the “Base Confirmation”) and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)  to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent) is below the Threshold Price or (II) Dealer determines that a Trading Condition has occurred, in which case the provisions set forth below in the

[8]	To be 50% of the initial Forward Price

Annex I - 4

third paragraph opposite “Early Valuation Date” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement, the 2nd Scheduled Trading Day immediately preceding (x) the Valuation Date, in the case of Physical Settlement, or (y) the First Unwind Date, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	The Valuation Date.

Net Share Settlement:	On the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that follows the Valuation Date by one Settlement Cycle.

Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to the Forward Cash Settlement Amount divided by the Settlement Price.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, the weighted average of the Forward Prices on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with such Settlement, as determined by the Calculation Agent).

Annex I - 5

Settlement Price:	For any Cash Settlement or Net Share Settlement, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) to unwind its hedge during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with such Settlement, as determined by the Calculation Agent), plus USD[ ].

Unwind Activities:	The Dealer shall determine the times and prices at which Dealer (or its agent or affiliate) purchases any Shares to unwind its hedge during any Unwind Period. Without limiting the generality of the foregoing, in the event that Dealer concludes that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

Relevant Settlement Date:	For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the Trade Date shall not be a Potential Adjustment Event under Section 11.2(e)(vii).

Extraordinary Dividend:	Any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter).

Annex I - 6

Regular Dividend Amount:	For each calendar quarter, as set forth on Annex B.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date; (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof; (C) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof; and (D) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” immediately following the word “Transaction” in clause (X) thereof.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Annex I - 7

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	25 basis points per annum

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	200 basis points per annum

Hedging Party:	For all applicable Additional Disruption Events, Dealer

Determining Party:	For all applicable Extraordinary Events, Dealer

Early Valuation:

Early Valuation:	Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event or (y) if an Excess Section 13 Ownership Position, an Excess FPA Ownership Position, an Excess Exchange Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date”, in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, other than as set forth in the third immediately following paragraph, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Settlement shall be the Number of Shares on the Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement, or to designate more than one Early Valuation Date, each such Early Valuation Date relating to a number of Settlement Shares designated by Dealer.

Annex I - 8

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date; provided that Dealer may designate more than one Early Valuation Date, each such Early Valuation Date relating to a portion of the Remaining Shares designated by Dealer

In addition, in the event of the declaration by Issuer of a Retroactively Declared Extraordinary Dividend, Dealer shall make such adjustment to the relevant number of Settlement Shares, Net Share Settlement Amount or Forward Cash Settlement Amount, as the case may be, to take into account the economic effect of such Retroactively Declared Extraordinary Dividend. “Retroactively Declared Extraordinary Dividend” means any Extraordinary Dividend for which the relevant ex-dividend date occurs concurrently with, or prior to, the declaration by Issuer of such Extraordinary Dividend.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	(i) A Loss of Stock Borrow or Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the Transaction pursuant

Annex I - 9

to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	On any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day).

Unwound Shares:	For any Unwind Period on any day, the aggregate number of Shares with respect to which Dealer has unwound its hedge position in respect of the Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements
Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under the Transaction, in whole or in part, to an affiliate of Dealer [whose obligation is guaranteed by The Goldman Sachs Group, Inc. without the consent of Counterparty];[9] provided that (1)(a) Counterparty will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (c) no Event of Default or Termination Event will occur as a result of such assignment or transfer, and (d) the senior unsecured debt rating (the “Credit Rating”) of such affiliate (or any guarantor of its obligations under the Transaction) is equal to or greater than the Credit Rating of Dealer or its Credit Support Provider as specified by Standard and Poor’s Rating Services or Moody’s Investor Service, Inc., at the time of such assignment or transfer. In connection with any assignment or transfer pursuant to the immediately preceding sentence, the assignee or transferee shall deliver to Counterparty a properly executed IRS Form W-9 or Form W-8 (together with all necessary attachments) establishing an exemption from backup withholding under the Internal Revenue Code of 1986, as amended (the “Code”). For the avoidance of doubt, any such guarantee shall not be a Credit Support Document hereunder, and any such guarantor shall not be a Credit Support Provider hereunder.

[9]	Insert for GS.

Annex I - 10

Calculation Agent: Dealer; provided, however, if an Event of Default pursuant to Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, then Counterparty shall be entitled to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Counterparty Payment Instructions:	[To be provided by Counterparty]

Dealer Payment Instructions:	[JPMorgan Chase Bank, NY
For A/C Goldman, Sachs & Co.
A/C #930-1-011483
ABA: 021-000021]

[Bank of America, N.A.
New York, NY
SWIFT: BOFAUS3N
Bank Routing: 026-009-593
Account Name: Bank of America
Account No. : 0012334-61892] [10]

Counterparty’s Contact Details for Purpose of Giving Notice:	[To be provided by Counterparty]

Dealer’s Contact Details for Purpose of Giving Notice:	[Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
Attention: Daniel Josephs
Telephone: 212-902-8193
Facsimile: 917-977-3943
Email: daniel.josephs@gs.com
And email notification to the following address:
Eq-derivs-notifications@am.ibd.gs.com]
[Bank of America, N.A. c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Attn: Robert Stewart, Assistant General Counsel
Telephone: 646-855-0711
Facsimile: 646-822-5618
Email: rstewart4@bankofamerica.com

With a copy to:
Bank of America, N.A. c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Attn: Rohan Handa, Vice President
Email: rohan.handa@baml.com][11]

[10]	Insert for relevant Dealer.
[11]	Insert for relevant Dealer.

Annex I - 11

3.	Effectiveness.

The effectiveness of this Confirmation and the Transaction shall be subject to the following conditions:

(a) the representations and warranties of Counterparty contained in the Underwriting Agreement dated December 13, 2018 among Counterparty Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriting Agreement”), and any certificate delivered pursuant thereto by Counterparty shall be true and correct on the Effective Date as if made as of the Effective Date;

(b) Counterparty shall have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date;

(c) all of the conditions set forth in Section 5 of the Underwriting Agreement shall have been satisfied;

(d) the Option Closing Date (as defined in the Underwriting Agreement) shall have occurred as provided in the Underwriting Agreement;

(e) all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Effective Date as if made as of the Effective Date;

(f) Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Section 6 hereof; and

(g) Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer with respect to the matters set forth in Section 3(a) of the Agreement (subject to customary exceptions, limitations, qualifications and assumptions) and that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of the Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Confirmation, if (x) on or prior to 9:00 a.m., New York City time, on the date the Option Closing Date (as defined in the Underwriting Agreement) is scheduled to occur, Dealer, in its commercially reasonable judgment, is unable to borrow and deliver for sale the Full Number of Shares or (y) in Dealer’s commercially reasonable judgment, it would incur a stock loan cost of more than 50 basis points per annum with respect to all or any portion of the Full Number of Shares (in each case, an “Initial Hedging Disruption”), the effectiveness of this Confirmation and the Transaction shall be limited to the number of Shares Dealer may borrow at a cost of not more than 50 basis points per annum (such number of Shares, the “Reduced Number of Shares”), which, for the avoidance of doubt, may be zero.

4.

Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into the Transaction hereunder as principal and not for the benefit of any third party.

5.

Additional Representations and Warranties of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(h) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of the Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

Annex I - 12

(i) other than the exercise of any rights under the Agreement or this Confirmation, it will not take any action or refrain from taking any action that would limit or in any way adversely affect Dealer’s rights under the Agreement or this Confirmation;

(j) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Number of Shares plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(k) it will not repurchase any Shares if, immediately following such repurchase, the sum of (x) the Number of Shares hereunder and (y) the “Number of Shares” as such term is defined in the Base Confirmation would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(l) it is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(m) neither it nor any of its officers, directors, managers or similar persons is aware of any material non-public information regarding itself or the Shares; it is entering into this Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting the Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(n) it is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(o) no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares;

(p) as of the Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(q) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(r) it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and

(s) IT UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

Annex I - 13

6.	Additional Covenants of Counterparty.

(t) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(u) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting the Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with the Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(v) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(w) Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would, with the giving of notice, the passage of time or the satisfaction of any condition, constitute an Event of Default, a Potential Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(x) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. However, the foregoing shall not (a) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (b) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (c) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (d) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that will not result in market transactions or (e) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, and in connection with any such purchase under (a) through (e) above, Counterparty will be deemed to represent to Dealer that such purchase does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18).

Annex I - 14

(y) Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(z) Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

7.

Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that the Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.	Additional Provisions.

(a) Dealer acknowledges and agrees that Counterparty’s obligations under the Transaction are not secured by any collateral and that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

(b) The parties hereto intend for:

(i) the Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

Annex I - 15

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with the Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to this Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

(c) Notwithstanding any other provision of the Agreement or this Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Agreement a number of Shares greater than [         ]12 Shares (as adjusted for stock splits and similar events) (the “Capped Number”). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event that, as a result of this Section 8(c), Counterparty shall not have delivered the full number of Shares otherwise deliverable (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transaction.

(d) The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(e) The parties intend for this Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(f) [Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through Dealer at 200 West Street, New York, New York 10282-2198, Telephone No. (212) 902-1981, Facsimile No. (212) 428-1980/1983]13

[12]	To be two times the Number of Shares
[13]	Insert for GS.

Annex I - 16

(g) Counterparty acknowledges that:

(i) during the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii) Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price;

(iv) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price, each in a manner that may be adverse to Counterparty; and

(v) the Transaction is a derivatives transaction; Dealer may purchase or sell Shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the Transaction.

9.

Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party for the violation of federal or state securities law and which arise out of, are in connection with, or relate to, the performance by Counterparty of its obligations under the Transaction or any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the material breach of any covenant or representation made by Dealer in the Agreement (which, for the avoidance of doubt, is defined to include this Confirmation) or any gross negligence, fraud, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the Agreement or this Confirmation shall inure to the benefit of any permitted assignee of Dealer.

10.

Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)), Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the

Annex I - 17

lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”) and (y) [ ][14] Shares (such number of Shares, the “Threshold Number of Shares” and such condition, an “Excess Exchange Ownership Position”), (ii) Dealer’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 7.5% of the outstanding Shares (an “Excess FPA Ownership Position”) or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Section 180.1140 and Section 180.1141 of the Wisconsin Business Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess FPA Ownership Position or an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11.

Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information; and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12.

Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) above or Dealer otherwise determines in its reasonable opinion based on the advice of counsel that any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer

13.

Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Confirmation and all matters arising in connection with the Agreement and this Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

[14]	To be 4.9% of the outstanding Shares as of the Trade Date.

Annex I - 18

14.	Set-Off.

(a) The parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 14. Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 14 shall be effective to create a charge or other security interest. This Section 14 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(b) Notwithstanding anything to the contrary in the foregoing, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

15.

Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

16.

Waiver of Trial by Jury. EACH OF COUNTERPARTY AND Dealer HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF Dealer OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

17.

Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT A PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.

18.

Counterparts. This Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Confirmation by signing and delivering one or more counterparts.

19.

Other Forwards. Dealer acknowledges that Counterparty has entered into a substantially identical forward transaction for the Shares on the date hereof (the “Other Additional Forward”) and a substantially identical forward on December 13, 2018 (the “Other Base Forward” and together with the Other Additional Forward,

Annex I - 19

the “Other Forward”) with [Goldman Sachs & Co. LLC][15] [Bank of America, N.A.][16]. Dealer and Counterparty agree that if Counterparty designates a Relevant Settlement Date with respect to an Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for an Other Forward coincides for any period of time with an Unwind Period for the Transaction or the “Transaction” under the Base Confirmation (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period of the first Exchange Business Day and length of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction or the “Transaction” under the Base Confirmation on every other Exchange Business Day during such Overlap Unwind Period, commencing on the first Exchange Business Day of such Overlap Unwind Period.

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy [to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83]17 [via email to the individuals listed in the notice provisions herein].18

[15]	Insert for BANA.
[16]	Insert for GS.
[17]	Insert for GS.
[18]	Insert for BANA.

Annex I - 20

Yours faithfully,

[GOLDMAN SACHS & CO. LLC] [BANK OF AMERICA, N.A.]

By:
Name:
Title:

Agreed and accepted by:

ALLIANT ENERGY CORPORATION

By:
Name:
Title:

[Signature Page to Additional Forward Confirmation]

Annex I - 21

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all fees and expenses in connection with such resale, including all fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act in accordance with such transfer agent’s reasonable requirements, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

ANNEX B

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
USD
USD
USD
USD

REGULAR DIVIDEND AMOUNTS

For any calendar quarter ending after [ ]:	USD

Annex I - 2

ANNEX II

[Company Counsel Opinion]

C.	Opinions

Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

C-1 The Registration Statement has become effective under the Act. The Prospectus has been filed pursuant to Rule 424(b) under the Act in the manner and within the time period required by such Rule 424(b) (without reference to Rule 424(b)(8)). Any required filing of any Permitted Free Writing Prospectus listed on Schedule 1 hereto has been made in the manner and within the time period required by Rule 433 under the Act. To our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

C-2 Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement and the Prospectus, each of the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial or accounting information included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting included therein and the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as to which we express no opinion) appear on its face to be appropriately responsive in all material respects with the requirements of the Act.

C-3 The Company is a corporation validly existing under the laws of the State of Wisconsin and has all corporate power and corporate authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

C-4 The Shares conform in all material respects to the description thereof set forth or incorporated by reference in the Registration Statement and the Prospectus.

C-5 The Company has the corporate power to enter into and perform the Underwriting Agreement and the Forward Sale Agreements.

C-6 The Underwriting Agreement and the Forward Sale Agreements have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed and delivered by the Company.

C-7 The maximum number of Shares initially issuable pursuant to the Forward Sale Agreements have been duly authorized and, when delivered to and paid for by you in accordance with the terms of the Underwriting Agreement and the Forward Sale Agreements, will be validly issued, fully paid and non-assessable.

C-8 No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar rights to subscribe for or purchase securities of the Company created under or pursuant to the Charter Documents or the Wisconsin Business Corporation Law.

C-9 The Company’s execution, delivery and performance of the Underwriting Agreement and the Forward Sale Agreements do not

(a) breach or result in a default or Repayment Event under any Material Agreement, except for such breaches, defaults or Repayment Events that, according to the Back-Up Certificate would not, individually or in the aggregate, have a Material Adverse Effect;

(b) violate the Charter Documents;

(c) violate the laws that in our experience are typically applicable to agreements similar to the Underwriting Agreement and the Forward Sale Agreements and transactions similar to those contemplated by the Underwriting Agreement and the Forward Sale Agreements, except for such violations that, according to the Back-Up Certificate, would not, individually or in the aggregate, have a Material Adverse Effect;

(d) breach or violate any Material Court Order, except for such breaches or violations that, according to the Back-Up Certificate, would not, individually or in the aggregate, have a Material Adverse Effect; or

(e) violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, provided in rendering this opinion as to such regulations we have assumed that (i) no credit is extended or maintained under the Underwriting Agreement or the Forward Sale Agreements by a U.S. broker-dealer or other “creditor” (as defined in Regulation T) or “foreign branch of a broker-dealer” (within the meaning of Regulation X), and (ii) no proceeds from the sale of the Shares will be used for the immediate purpose of buying or carrying margin stock (within the meaning of Regulation U).

“Material Agreement” means any agreement identified by the Company as a material agreement in its Form 10-K filing with the Commission for the Company’s fiscal year ended December 31, 2017 or in its periodic reports on Form 10-Q for the quarters ending March 31, 2018 or September 30, 2018. “Material Court Order” means the court orders listed on Schedule 2 hereto, which list was provided by the Company in response to our request for a list of all material court orders binding on the Company or its property.

C-10 All consents, approvals, authorizations or other orders of, or registrations or filings on the part of the Company with any United States federal or Wisconsin State governmental or regulatory authority required for the issuance of the Shares have been made or obtained, or will be effective, except for (1) such approvals of the New York Stock Exchange (the “Exchange”) as have been obtained, subject to official notice of issuance, in connection with the listing of the Shares on the Exchange, and (2) such as may be required (and as to which we express no opinion) under applicable state securities laws and regulations or from FINRA in connection with the offer or sale of the Shares.

Annex I - 2

C-11 The statements in the Prospectus under the headings “Description of Common Stock” and “Plan of Distribution” and in the Registration Statement in Item 15, in each case insofar as the statements purport to describe the provisions of documents and laws referred to therein, are accurate in all material respects.

C-12 The Company is not and, immediately upon giving effect to the receipt and application of the proceeds received by the Company from the offering and sale of the Shares as contemplated in the Underwriting Agreement and the Forward Sale Agreements as described in the Prospectus, and as a result of and immediately after giving effect to the transactions contemplated by the Transaction Documents, including, without limitation, the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreements and the application of the proceeds therefrom upon such settlement, in each case, the Company will not be required to register as an “investment company” under the Investment Company Act.

C-13 Without independent verification of the factual accuracy, completeness or fairness of the documents incorporated by reference in the Registration Statement and the Prospectus (other than exhibits thereto and the financial statements and related schedules therein, and other financial and statistical information included therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, each of such documents appears on its face to be appropriately responsive in all material respects with the requirements of the Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder.

C-14 Each Forward Sale Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

D.	Confirmations

D-1 We confirm to you that to our knowledge, except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is not pending or threatened in writing any action, suit or proceeding to which the Company or any of its consolidated subsidiaries is a party, or to which the property of the Company or any of its consolidated subsidiaries is subject, before or brought by any court or governmental agency or body that, according to the Back-Up Certificate, would reasonably be expected to result in a Material Adverse Effect.

D-2 We have participated in conferences with officers and other representatives of the Company and its independent public accountants and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus and any amendments or supplements thereto were discussed. Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraph C-11 above, subject to the assumptions, exclusions and qualifications set forth in this opinion) made in (i) the Registration Statement or any amendment thereto, (ii) the Prospectus or any amendment or supplement thereto, or (iii) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, nothing has come to our attention that causes us to believe that:

Annex I - 3

(a) the Registration Statement, at the time the Registration Statement became effective (except for the financial statements and financial schedules and other financial or accounting information included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting and the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein and the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act, as to which we make no statement), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b) the Pricing disclosure Package as of the Applicable Time (except for the financial statements and financial schedules and other financial or accounting information included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting and the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein, as to which we make no statement), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. or

(c) the Prospectus or any amendment or supplement thereto, as of its date or as amended and supplemented, if applicable, as of the date hereof (except for the financial statements and financial schedules and other financial or accounting information included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting and the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein, as to which we make no statement), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex I - 4